Exhibit 99.2

For Immediate Release	Symbol: POT
January 26, 2011
Listed: TSX, NYSE
PotashCorp Announces Three-for-One Stock Split and Dividend Increase
Potash Corporation of Saskatchewan Inc. (PotashCorp) announced today that its Board of Directors has approved a three-for-one stock split of the company’s outstanding common shares which will be payable in the form of a stock dividend. Subject to final regulatory approval, all shareholders will receive two additional shares for each share owned on the record date of February 16, 2011.
Additionally, the Board of Directors approved an increase of the company’s quarterly cash dividend (from $0.10 per share to $0.21 per share on a pre-split basis), and declared a quarterly cash dividend of US $0.07 per common share (on a post-split basis) payable May 5, 2011 to shareholders of record on April 14, 2011.
“Our shareholders have provided the important capital that has helped prepare our company for the next stage of growth,” said PotashCorp President and Chief Executive Officer Bill Doyle. “The doubling of our dividend reflects the confidence we have in the long-term drivers of our business and further commitment to using our strong cash flow to create value for our shareholders. Additionally, the increased number of shares resulting from the split should enhance trading liquidity in our stock.”
Shareholders who have PotashCorp stock certificates should retain them. The transfer agent, CIBC Mellon Trust Company, will mail new certificates on February 24, 2011. Upon completion of the stock dividend, the number of shares outstanding will approximate 853 million. PotashCorp’s common shares are expected to commence trading on a split basis on February 14, 2011 on the Toronto Stock Exchange and February 25, 2011 on the New York Stock Exchange. The stock split will have no unfavorable tax consequences in Canada or the United States.
Potash Corporation of Saskatchewan Inc. is the world’s largest fertilizer enterprise by capacity producing the three primary plant nutrients and a leading supplier to three distinct market categories: agriculture, with the largest capacity in the world in potash, third largest in each of nitrogen and phosphate; animal nutrition, with the world’s largest capacity in phosphate feed ingredients; and industrial chemicals, as the largest global producer of industrial nitrogen products and the world’s largest capacity for production of purified industrial phosphoric acid. PotashCorp’s common shares are listed on the Toronto Stock Exchange and the New York Stock Exchange.
For further information please contact:

Investors	Media
Denita Stann	Bill Johnson
Vice President, Investor and Public Relations	Senior Director, Public Affairs
Phone: (306) 933-8520	Phone: (306) 933-8849
Fax: (306) 933-8844	Fax: (306) 933-8844
Email: ir@potashcorp.com	Email: pr@potashcorp.com
Web Site:   www.potashcorp.com

This release contains forward-looking statements or forward-looking information (forward-looking statements). These statements are based on certain factors and assumptions including expectations regarding foreign exchange rates, results of operations, business prospects, growth, evaluations and opportunities and effective tax rates. While the company considers these factors and assumptions to be reasonable based on information currently available, they may prove to be incorrect. Several factors could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to: fluctuations in supply and demand in fertilizer, sulfur, transportation and petrochemical markets; changes in competitive pressures, including pricing pressures; the recent global financial crisis and conditions and changes in credit markets; the results of sales contract negotiations with major markets; timing and amount of capital expenditures; risks associated with natural gas and other hedging activities; changes in capital markets and corresponding effects on the company’s investments; changes in currency and exchange rates; unexpected geological or environmental conditions, including water inflow; strikes and other forms of work stoppage or slowdowns; changes in and the effects of, government policy and regulations; and earnings, exchange rates and the decisions of taxing authorities, all of which could affect our effective tax rates. Additional risks and uncertainties can be found in our Form 10-K for the fiscal year ended December 31, 2009 under captions “Forward-Looking Statements” and “Item 1A — Risk Factors” and in our other filings with the US Securities and Exchange Commission and Canadian provincial securities commissions. Forward-looking statements are given only as at the date of this release and the company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.